COAL INTERNATIONAL PLC STOCK OPTION PLAN

COAL INTERNATIONAL PLC, a company incorporated in England and Wales (“Coal International”), hereby establishes the Coal International PLC Stock Option Plan (the “Plan”), for the participation of employees of its United States Subsidiaries, as such term is defined below, effective May 30, 2007 (the “Effective Date”).

1. Purpose. The purpose of the Plan is to attract and retain outstanding employees of the Subsidiaries who will contribute to the Subsidiaries’ success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Subsidiaries and Coal International through the additional incentive inherent in the ownership of ordinary shares of Coal International, which ordinary shares are admitted to trading on the AIM market of the London Stock Exchange (“Shares”). For purposes of the Plan, the term “Subsidiary” shall mean “subsidiary corporation,” as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) and the terms “Subsidiary” and “Majority-Owned Subsidiary shall have the meanings ascribed to them in Rule 405 (“Rule 405”) of the Securities Act Rules promulgated under the Securities Act of 1933 as Amended and includes on the date hereof, Atlantic Development and Capital, LLC (“ADC”), Atlantic Leaseco LLC, a Delaware Limited Liability Company, Deepgreen West Virginia, Inc., a West Virginia corporation and Maple Coal Co., a Delaware corporation. For purposes of the Plan, the term “Award” shall mean a grant of an option to purchase Shares (an “Option”) pursuant to the Plan.

2. Shares Subject to Awards.

(a) Awards may be granted in the following forms:

(i) incentive stock options (“Incentive Stock Options”) as provided in Section 422 of the Code; provided, however, that no Award of Incentive Stock Options shall be made hereunder after the date that is the tenth anniversary of the Effective Date; and

(ii) non-qualified stock options (“Non-qualified Options”) (the term “Options” includes incentive stock options and non-qualified options).

(b) Subject to the adjustment provisions of Section 13 hereof, the aggregate number of Shares which may be issued under all Awards shall not exceed one million five hundred thousand. The total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares indicated in the immediately preceding sentence. Shares delivered under the Plan may be authorized and unissued Shares, Share reacquired by Coal International or both. The Shares that are forfeited under the terms of the Plan and Shares that are the subject of Options that expire unexercised or which are otherwise surrendered by the holder of such Option (the “Optionee”) without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan.

3. Administration of the Plan. The Plan shall be administered by members of a compensation committee of the Board of Directors of Coal International (the “Board”), consisting of not fewer than two directors of Coal International, as designated by the Board (the “Committee”). One of the members of the Committee shall be a director of ADC. The Board may remove from, add members to, or fill vacancies in the Committee.

The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to grant Awards under the Plan, to interpret the provisions of the Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4. Eligibility. Awards shall be made to such employees of the Subsidiaries as the Committee shall select from time to time; provided, however, that Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Coal International or any of its subsidiaries, as determined under Section 422(b)(6) of the Code (a “10% owner”), unless the Option price per Share under (b) below is at least 110% of the Fair Market Value (as defined below) of such Share. The Committee’s designation of an Optionee in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.

5. Stock Option Agreements. All Options granted pursuant to the Plan shall be evidenced in writing by stock option agreements (“Stock Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan, including the following:

(a) Type of Option; Number of Shares. Each Option shall be designated as either an Incentive Stock Option or a Non-qualified Option; provided, however, that to the extent that the aggregate Fair Market Value (defined below, but determined on the date that such Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Option shall be treated as a Non-qualified Option notwithstanding its designation in a Stock Option Agreement. Each Stock Option Agreement shall state the total number of Shares to which it pertains.

(b) Option Price. The Option price per each Share shall be determined by the Committee at the time any Option is granted and stated in the Stock Option Agreement, but shall not be less than 100% of the Fair Market Value of such Share on the date of the Award. For all purposes under the Plan, “Fair Market Value” shall mean, the per Share closing price of the Shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) reported on AIM market of the London Stock Exchange.

(c) Option Period. The period for which the Option is granted shall be determined by the Committee, and the Stock Option Agreement shall provide that the Option shall expire at the end of such period; provided, however, that no Option shall be exercisable after the expiration of ten years from the date of its Award. Notwithstanding the preceding sentence, in the case of an Incentive Stock Option granted to an Optionee who, at the time such option is granted, is a 10% owner, the term of the Option shall be five years from the date of the Award or such shorter term as provided in the Stock Option Agreement; and, provided further that an Option shall not be exercisable unless counsel for ADC shall be satisfied that the issuance of Shares upon exercise will be in compliance with the Securities Act and other applicable laws. No Option may be exercised after the expiration of its term.

(d) Vesting Period. Except as otherwise provided upon a Change of Control (see below), Options shall become vested and exercisable in accordance with the vesting schedules set forth in the individual Stock Option Agreements pursuant to which an Option is granted, in the sole discretion of the Committee.

Each Stock Option Agreement shall provide that options shall cease to vest in accordance with the schedules set forth therein and, except as provided in Sections 7, 8, 9 and 10 and 11, shall become null and void upon the termination of employment for any reason.

(e) Time and Manner of Payment. Each Stock Option Agreement shall provide that Options granted under the Plan shall be exercised by the Optionee (or by his executors, administrators, guardian or legal representative) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to ADC, specifying the number of Shares to be purchased. Full payment of such purchase price shall be made within ten business days following the receipt of such notice by ADC and shall be made in cash or by certified check, bank check, or promissory note, as permitted by the Committee in its discretion. Such notice of exercise and full payment, shall be delivered to ADC for the account of Coal International at the principal business office or such other office of ADC as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall cause Coal International to effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of Coal International. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such

Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(f) Other Provisions. A Stock Option Agreement may contain any other terms and conditions that the Committee, in its sole discretion, deems appropriate; provided, however, that no such term or condition shall be inconsistent with the terms of the Plan or, in the case of an Incentive Stock Option, Section 422 of the Code, and provided further that no Optionee shall have any rights with respect to the exercise of the Options or sale or transfer of the Shares to the extent that such exercise, sale or transfer are in violation of the applicable Federal or state securities laws. Each Stock Option Agreement may condition the exercise of any Option upon the attainment of specified productivity goals by a Subsidiary or division or an individual Optionee. Each Stock Option Agreement may require an Optionee to give prompt written notice to ADC concerning any disposition of Shares received upon the Optionee’s exercise of an Incentive Stock Option within (i) two years from the date of granting such Incentive Stock Option to such Optionee or (ii) one year from the transfer of such Shares to such Optionee.

(g) Admission to AIM. Coal International shall take all steps necessary to cause Shares issued pursuant to any Award to be admitted to AIM.

6. Non-Transferability of Options. No Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or his guardian or legal representative; provided, however, that during the Optionee’s lifetime, the Optionee may, with the consent of the Committee, transfer without consideration all or any portion of his Options to (i) one or more members of the Optionee’s immediate family, (ii) a trust established for the exclusive benefit of one or more members of the Optionee’s immediate family, or (iii) a limited liability company in which all members are members of the Optionee’s immediate family; provided further, however, that any such immediate family, and any such trust and limited liability company, shall agree to be and shall be bound by the terms and provisions of the Plan and any applicable Stock Option Agreement or other agreements covering the Options of the Shares. For purposes of this Section 6, “immediate family” means the Optionee’s spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

7. Termination of Employment.

(a) In the event of the termination of employment of an Optionee with the Subsidiaries for any reason (other than termination for cause, retirement, death, disability or Change of Control as provided below), Options granted to him that have not previously expired or been exercised shall be, to the extent exercisable on the date of such termination, exercisable by the Optionee within 30 days after the date of such termination, unless such Option is earlier terminated pursuant to its terms. All Options that are not exercisable as of the date of such termination or which are not exercised within 30 days thereafter, shall be deemed canceled and terminated as of such date.

(b) In the event that an Optionee’s employment is terminated by any Subsidiary for “cause,” all Options, whether or not exercisable as of the date of such termination, shall be canceled and terminated as of such date. For these purposes, termination for “cause” shall mean the following: the Optionee’s violation of copyright/trademark or patent protection maintained by Coal International, the Subsidiaries, or their affiliates; the Optionee’s engaging or assisting in any business in competition with Coal International or the Subsidiaries as employee, owner, partner, director, officer, stockholder, consultant or agent (ownership of minority interests in publicly-traded corporations, partnerships or companies or of 1% or less of the equity of privately-held corporations, partnerships or companies shall not be considered competition for purposes of this Plan); the Optionee’s dishonesty, or acting in any manner inconsistent with the utmost good faith and loyalty in the performance of the employee’s duties; conviction of the Optionee by a court of law of competent jurisdiction for fraud, misappropriation, embezzlement, or any felony; association with felons or persons of ill repute; failure of the Optionee to perform his duties to the reasonable satisfaction of the Coal International or its Subsidiaries.

8. Retirement. In the event an Optionee retires from employment with the Subsidiaries, Options granted to him that have not previously expired or been exercised shall, to the extent exercisable on the date of retirement, continue to be exercisable by the Optionee in accordance with the Stock Option Agreement under which such Options were granted. Whether or not an Optionee has “retired” shall be determined by the Committee in its sole discretion.

9. Death. In the event an Optionee dies while employed by a Subsidiary, any Option granted to him that has not previously expired or been exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, at any time within one year after the date of death of the Optionee, unless such Option is earlier terminated pursuant to its terms. All Options that are not exercisable as of the date of the Optionee’s death or which are not exercised within one year thereafter shall be deemed canceled and terminated as of such applicable date.

10. Disability. In the event of the termination of employment of an Optionee due to total disability, the Optionee or his guardian or legal representative, shall have the right to exercise any Option which has not been previously exercised or expired and which the Optionee was eligible to exercise as of the first date of total disability, at any time within one year after such termination or separation, unless such Option is earlier terminated pursuant to its terms. All Options that are not exercisable as of the date of the Optionee’s termination or which are not exercised within two years thereafter shall be deemed canceled and terminated as of such applicable date. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code and shall be determined by the Committee in its sole discretion.

11. Change of Control. Except as otherwise provided by the Committee in a Stock Option Agreement, in the event of a Change of Control of ADC or Coal International, as determined by the Committee, Options granted to such Optionee that have not previously expired or been exercised shall be substituted for options in any successor entity. In the event that the successor entity or its affiliate refuses to assume such option or to substitute an equivalent option, such Option may, at the discretion of the Committee become 100% vested upon the consummation of the event constituting the Change in Control. A Change of Control shall be deemed to have occurred when:

(a) any person who is not an Affiliate of Coal International or its subsidiaries (as such term “Person” is used in Section 13 of the Exchange Act and the rules and regulations thereunder and any person acting in concert with such person, and as such term “Affiliate” is defined in Rule 405) directly or indirectly acquires or otherwise becomes entitled to vote more than 50% of the voting power entitled to be cast at elections for directors of Coal International; or

(b) there occurs any merger or consolidation of Coal International or ADC, or any sale, lease or exchange of all or any substantial part of the consolidated assets of Coal International and the Subsidiaries to any other person who is not an Affiliate of Coal International or its subsidiaries;

(c) there occurs any merger or consolidation of Coal International or ADC, or any sale, lease or exchange of all or any substantial part of the consolidated assets of Coal International and it subsidiaries to any other person, and (i) in the case of a merger or consolidation, the holders of outstanding stock of the Coal International or ADC entitled to vote in elections of directors of Coal International or ADC immediately before such merger or consolidation (excluding for this purpose any person that directly or indirectly owns or is entitled to vote 20% or more of the voting power of Coal International of ADC) hold less than 50% of the voting power of the survivor of such merger or consolidation or its parent, or (ii) in the case of any such sale, lease or exchange, Coal International or ADC does not own at least 50% of the voting power of the other person; or

(d) one or more new directors of Coal International or ADC are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by a majority of the directors in office immediately before such election.

12. [Intentionally deleted.]

13. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Options have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Options, (ii) the number and type of Shares subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option; provided, however, that the number of Shares subject to any Option denominated in Shares shall always be a whole number.

14. Tax Withholding. ADC shall notify an Optionee of any income tax withholding requirements arising as a result of the grant of any Award or exercise of an Option. ADC shall have the right to withhold from any payment to such Optionee such withholding taxes as may be required by law, or to otherwise require the Optionee to pay such withholding taxes. If the Optionee shall fail to make such tax payments as are required, the Subsidiary that employs the Optionee shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind, including a payment of Shares, otherwise due to such Optionee or to take such other action as may be necessary to satisfy such withholding obligations.

15. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, director or other individual the right to continue in the employment of or service with any of the Subsidiaries or affect any right that any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee, director or other individual at any time for any reason. Except as specifically provided by the Committee, neither Coal International nor any Subsidiary shall be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment even if the termination is in violation of an obligation of the any Subsidiary to the employee.

16. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

17. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan with respect to Options that have not been granted, subject to any requirement for stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided, however, that the Board may not amend the Plan in any manner that would result in noncompliance with any applicable law. Neither the Board nor the Committee may, without the consent of the Optionee, alter or in any way impair the rights of such Optionee under any Award previously granted. Neither the termination of the Plan nor the Change of Control of the

Company shall affect any Option previously granted, except as provided in the Plan or a Stock Option Agreement.

18. Gender and Number. Any masculine terminology used in this Plan document shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

19. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of West Virginia and construed accordingly.

8